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                                                                      EXHIBIT 3A


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                               MARKET FACTS, INC.
                               ------------------


It is hereby certified that:

1. The present name of the corporation (hereinafter called the "corporation") is Market Facts, Inc., which is the name under which the corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the corporation with the Secretary of State of the State of Delaware is August 19, 1966.

2. The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Market Facts, Inc., without further amendment and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

3. The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:



          FIRST:  The name of this corporation is Market Facts, Inc.

          SECOND:  Its principal office in the State of Delaware is:

                     The Corporation Trust Company
                     1209 Orange Street
                     Wilmington, Delaware  19801

          THIRD: The nature, object and purposes of the business proposed to be transacted, promoted and carried on are to do any or all things mentioned herein as fully and to the same extent as natural persons could do, and in any part of the world, namely:

          1. To engage generally in the business of market research, conducting market surveys and market tests, collecting and analyzing facts and data, and rendering opinions interpreting the findings.
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          2. To buy, sell, lease, dispose of, distribute, import, export, manufacture, produce, and trade or otherwise deal in and with all materials, devices, implements, goods, wares, merchandise and services of any and every character.

          3. To acquire by purchase, lease or otherwise, real estate located anywhere within or without the United States, and interests of any kind therein; to own, hold, use, occupy, improve, develop, alter, enlarge, rebuild and manage said real estate and any improvements thereon; to erect or cause to be erected buildings and structures of any kind and description, with their appurtenances; to lease, mortgage or otherwise encumber any and all such real estate and any improvements thereon; and to sell, exchange, transfer or otherwise dispose of any or all of the corporation's interests in any and all said real estate and any improvements thereon.

          4. To manufacture, purchase, lease or otherwise acquire equipment, goods, wares, merchandise and other personal property of any and every class and description, and interests of any and every kind therein; to own, hold, lease, hypothecate and use said property; and to sell, trade, deal in or otherwise dispose of any or all the corporation's interests therein.

          5. To enter into, make, perform and become assignee of and to execute and deliver performance bonds in connection therewith, contracts of every kind and description with any person, firm, association or corporation, and with the United States of America or any territory, state, county, municipality, or any department, agency, commission, corporation or political subdivision thereof, and with any foreign government, colony, body politic or political entity thereof.

          6. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, pledge or otherwise dispose of, letters patent, patent rights, patent applications, licenses, privileges, inventions, improvements, processes, copyrights, service-marks, trade-marks, trade-names and the like, either of the United States or of a foreign country, relating to or useful in connection with the business of the corporation.

          7. To lend money or extend credit or both to any person, firm, association or corporation that purchases, leases or otherwise acquires real or personal property from the corporation; to lend money or extend credit to, or guarantee the payment of dividends, interest or other obligations of, or otherwise financially assist any person, firm, association or corporation, whenever such loan, credit extension, guarantee or other financial assistance is deemed by the corporation to be desirable and to promote the interests of the corporation.

          8. To acquire the good will, business, rights, assets and property of, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; to pay for the same in cash, stock or other securities of the corporation or otherwise; to hold or in any manner to dispose of the whole or any

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     part of the property so purchased or acquired, to conduct in any lawful manner the whole or any part of the business so acquired, and to exercise all the powers necessary or convenient to conduct and manage such business; and to merge or consolidate with any corporation in such manner as may be permitted by law.

          9. To borrow or raise monies for corporate purposes, and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue, and to redeem, purchase, resell and reissue, promissory notes, drafts, bills of exchange, warrants, bonds, debentures, convertible or otherwise, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its own corporate purposes.

          10.  To purchase, hold, sell and transfer the shares of its own stock:
     Provided it shall not use its funds or property for the purchase of its own shares of stock when such use would cause any impairment of its capital, except as may be permitted by law, and provided further that shares of its own stock belonging to it shall not be voted upon directly or indirectly.

          11. To have offices, keep its books and records of account, conduct its business and promote its purposes within and without the State of Delaware and the other States of the United States of America and its Territories and Possessions and the District of Columbia, and in foreign countries, without restrictions as to place or amount.

          12. In general, to have and exercise all the powers now conferred or which may hereafter be conferred by the laws of the State of Delaware upon corporations formed thereunder, and to do any or all things hereinabove set forth to the same extent as natural persons could do.

          13. The powers specified in the foregoing clauses of this Article, except where otherwise expressed, shall be in nowise limited or restricted by reference to or inference from the terms of any other clause in this Certificate of Incorporation, but shall be regarded as independent powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner any other powers of this corporation.

          FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is 5,500,000 shares, of which 500,000 shares shall be Preferred Stock of no par value (hereinafter called "Preferred Stock"), and 5,000,000 shares shall be Common Stock of the par value of $1.00 per share (hereinafter called "Common Stock").

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          The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock and other general provisions relating thereto shall be as follows:

PROVISIONS RELATING TO THE PREFERRED STOCK

          (a) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

          (b) Authority is hereby granted to the Board of Directors of the corporation, subject to the provisions of this Article Fourth and to the limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in the Certificate of Incorporation, including, but not limited to, the following:

          (1)  The designation of such series.

          (2) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bear to the dividends payable on any other class or classes or series of stock, and whether such dividends shall be cumulative or noncumulative.

          (3) Whether the shares of such series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

          (5) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

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          (6)  The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise.

          (7) The restrictions, if any, on the issue or reissue of any additional Preferred Stock.

          (8) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation.

          (c) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever. Subject to such restrictions as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, any amendment to the Certificate of Incorporation which shall increase or decrease the authorized stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

          (d) No holder of shares of the Preferred Stock of the corporation shall be entitled as a matter of right, to any preemptive right to subscribe to any additional issues of stock of the corporation of any class, or any securities convertible into any class of stock of the corporation.

          (e) The corporation may from time to time issue and dispose of any of the authorized and unissued shares of Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, property or services. Any and all such shares of the Preferred Stock of the corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

PROVISIONS RELATING TO SERIES A PREFERRED STOCK

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 25,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon

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     the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

          Section 2.  Dividends and Distributions.

          (A) Subject to the rights of the holders of any shares of any series of capital stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $1.00 par value per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, cumulative dividends payable in cash quarterly on the first days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause
     (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

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          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law or by the resolution or resolutions providing for the creation and issue of any other series of Preferred Stock, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein or as otherwise provided by law, the holders of Series A Preferred Stock shall have no special voting rights and their consent shall not

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     be required (except to the extent they are entitled to vote with holders of
     Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                    (i) declare or pay dividends, or make any other
               distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                    (ii) declare or pay dividends, or make any other
               distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                    (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                    (iv) redeem or purchase or otherwise acquire for
               consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation

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     unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, as amended, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up.    In the event of
     liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation then available for distribution to its stockholders before any payment shall be made to the holders of shares of Common Stock or any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock an amount equal to the greater of (a) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (b) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock. If upon any liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock, and all other shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, the full amounts to which they respectively shall be entitled, the holders of Series A Preferred Stock and all other such parity stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series A Preferred Stock and other such parity stock held by them upon such distribution if all amounts payable on or with respect to Series A Preferred Stock and other such parity stock of all series were paid in full. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the first sentence of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. Neither the merger or consolidation of the Corporation into or with another corporation, nor the merger or consolidation

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     of any other corporation into or with the Corporation, nor the sale, transfer or lease of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. Redemption. Prior to August 7, 2009, the Series A Preferred Stock shall not be redeemable. The Series A Preferred Stock shall be redeemable, at the option of the Corporation, as a whole or from time to time in part, at any time on or after August 7, 2009, at a redemption price per share of $1000 in cash plus accrued and unpaid dividends to the date fixed for redemption (the "Redemp-tion Price"). The Corporation may, if it shall so elect, provide moneys for the payment of the Redemption Price by depositing the amount thereof for the account of the holders of Series A Preferred Stock entitled thereto with a bank or trust company doing business in New York, New York, or Chicago, Illinois, and having capital and surplus of at least $20,000,000. The date upon which such deposit may be made by the Corporation (hereinafter called the "date of deposit") shall be prior to the date fixed as the date of redemption. In any such case there shall be included in the notice of redemption a statement of the date of deposit and of the name and address of the bank or trust company with which the deposit has been or will be made. On and after the date fixed in any such notice of redemption as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payments of the Redemption Price pursuant to such notice) or, if the Corporation shall have made such deposit on or before the date specified therefor in the notice, then on and after the date of deposit all rights of the holders of the Series A Preferred Stock to be redeemed as stockholders of the Corporation, except the right to receive the Redemption Price as hereinafter provided, shall cease and terminate. Anything contained herein or in the Corporation's Certificate

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

     of Incorporation, as amended, to the contrary notwithstanding, the Corporation shall not be required to declare or pay on such Series A Preferred Stock to be redeemed, and the holders thereof shall not be entitled to receive, any dividends in addition to those included in the Redemption Price; provided, however that the Corporation may pay in regular course any dividends included in the Redemption Price either to the holders of record on the record date fixed for the determination of stockholders entitled to receive such dividends (in which event, anything herein or in the Corporation's Certificate of Incorporation, as amended, to the contrary notwithstanding, the amount so deposited need not include any dividends so paid or to be paid) or as a part of the Redemption Price upon surrender of the certificates for the shares redeemed. At any time on or after the date fixed as aforesaid for such redemption or, if the Corporation shall elect to deposit the moneys for such redemption as herein provided, then at any time on or after the date of deposit and without awaiting the date fixed as aforesaid for such redemption, the respective holders of record of the Series A Preferred Stock to be redeemed shall be entitled to receive the Redemption Price upon actual delivery to the Corporation, or, in the event of such deposit, to the bank or trust company with which such deposit shall be made, of certificates for the shares to be redeemed, such certificates, if required, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank. Any moneys so deposited which shall remain unclaimed by the holders of such Series A Preferred Stock at the end of four years after the redemption date shall be paid by such bank or trust company to the Corporation and any interest accrued on moneys so deposited shall belong to the Corporation and shall be paid to it from time to time.

          Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

          Section 10. Amendment. The Certificate of Incorporation, as amended, of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

PROVISIONS RELATING TO THE COMMON STOCK

          (a) Except as provided by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the stockholders.

          (b) Subject to the provisions relating to all classes of stock having prior rights as to dividends at the time outstanding, the holders of Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time

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     to time by the Board of Directors out of the assets of the corporation legally available therefor.

          (c) In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after the payment in full of all preferential amounts to which the holders of outstanding shares of all classes of stock having prior rights at the time shall be entitled, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to such stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or entity, and receive payment therefor in cash, stock or obligations of such other corporation, trust or entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

          (d) No holder of shares of the Common Stock of the corporation shall have preemptive rights or otherwise be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class of capital stock of the corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the corporation, now or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the Board of Directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the Board of Directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders. The Board of Directors may provide for payment therefor to be received by the corporation in cash, personal property, real property (or leases thereof) or services. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered, shall be deemed fully paid and not liable to any further call or assessment.

          FIFTH: The names and places of residence of the incorporators are as follows:

          Names                          Residences
          -----                          ----------
          David K. Hardin                Chicago, Illinois

          Edward H. Baker, Jr.           Chicago, Illinois

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

          Scott Ellwood                  Chicago, Illinois

          SIXTH:  The existence of this corporation is and shall be perpetual.

          SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          EIGHTH: The following provisions are hereby adopted with respect to and for the management of the business of the corporation and for the purpose of creating, defining, limiting and regulating the powers of the corporation, the Board of Directors and the stockholders, which powers shall be construed in furtherance of the powers expressly conferred by statute:

          1. The Board of Directors may at any time and from time to time make, alter, amend or repeal the by-laws of the corporation.

          2. The Board of Directors may set apart, out of any of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve in the manner in which it was created.

          3. The Board of Directors may at any time initiate, authorize and adopt plans for pensions, profit sharing, deferred compensation, insurance benefits of all types and descriptions, and rights, options or other arrangements for the purchase of stock of the corporation, and to make the benefits of any such plans available to the directors, officers or employees of the corporation or to persons associated with or participating in the business of the corporation.

          4. The Board of Directors may provide for the payment by the corporation of reasonable director's fees and of the travel and other expenses incurred by the directors in connection with attendance at meetings or otherwise incurred on business for and on behalf of the corporation.

          5. No election of directors need be by ballot unless the by-laws shall provide otherwise.

          6. The by-laws shall determine the circumstances under which, and the manner in which, the stockholders shall be permitted to inspect the books, accounts and documents of the corporation.

          7. No contract or other transaction between the corporation and any other corporation, partnership, person, association, syndicate or other form of organization which requires approval of the Board of Directors shall in any way be affected or invalidated by the fact that a director of the corporation is pecuniarily or otherwise interested, directly or indirectly, in said contract or other transaction or in such other corporation, partnership, person, association, syndicate or other form of organization, if (a) the contract or other transaction is presented for approval at a duly called meeting of the Board of Directors, (b) a majority of directors present at such meeting are not thus interested, and (c) the interested director discloses the nature of his interest at such meeting. If the preceding conditions are fulfilled, then such interested director may be counted in determining the existence of a quorum at such meeting, his vote may be counted with respect to the action taken and the other directors voting in favor of such contract or transaction shall not be personally liable for having so voted merely by virtue of the existence of the interest of the interested director. None of the restrictions or requirements of this paragraph shall be applicable if the contract or other transaction is between or with a corporation, partnership, association, syndicate or other business organization which is controlled, directly or indirectly, by the corporation.

          8.  Indemnity of Officers, Directors and Employees

          The Corporation shall indemnify, to the full extent that it shall from time to time have power under applicable law so to do and in the manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director or officer of the Corporation. The Corporation may indemnify, to the full extent it shall from time to time have power under applicable law so to do and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of, or participant in, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided by this paragraph 8 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or vote of disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, agent or participant and shall inure to the benefit of the heirs, executors and administrators of such a person.

          9.  Directors

          (a) Number. The number of directors which shall constitute the whole Board of Directors shall not be less than six (6) nor more than twelve (12) as determined from time to time by resolution adopted by a majority of the entire Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

          (b) Classification of Board of Directors. The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible. At the annual meeting of stockholders in 1994, the three classes of directors shall be elected to serve terms expiring in 1995, 1996 and 1997, respectively, and at each annual meeting of stockholders thereafter, the successors of the class of directors whose term is expiring at such meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders to be held in the third year following their election, with each such director in each case to hold office until his or her successor is elected and qualified.

          (c) Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and any director so appointed shall hold office for a term expiring at the next election of the class for which such director was appointed and until his or her successor is elected and qualified.

          (d) Removal. Any director may be removed from office at any time, but only for cause and only upon the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of the capital stock of the corporation.

          (e) Amendment, Etc. Notwithstanding any provision in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of the capital stock of the corporation shall be required to repeal, amend, modify or adopt any provision inconsistent with the provisions of this Part 9 of Article EIGHTH.

          NINTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of this Article Ninth by the stockholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

          TENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred herein upon stockholders and directors are granted subject to this reservation.

          IN WITNESS WHEREOF, said MARKET FACTS, INC. has caused this certificate to be signed by Thomas H. Payne, its President, and Wesley S. Walton, its Secretary, this 1 day of February, 1995.




                              MARKET FACTS, INC.


                              By: Thomas H. Payne
                                  ---------------------------------------
                                  President


ATTEST:

Wesley S. Walton
- ------------------------------------
Secretary



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